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                                                                    EXHIBIT 3(j)

                               STATE OF MARYLAND


                                                                          450982


                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street, Baltimore, Maryland 21201





                                                         DATE: JUNE 07, 1996





         THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR SUNAMERICA INC. WERE RECEIVED AND APPROVED FOR RECORD ON JUNE 7, 1996 AT 9:10 AM.





FEE PAID:                 78.00





         SEAL

                                                          WILLIAM B. MARKER
                                                          CHARTER SPECIALIST
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                                SUNAMERICA INC.

                             ARTICLES OF AMENDMENT

                 SunAmerica Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                 FIRST: The Charter of the Corporation is hereby amended by striking out paragraph (e) of Section 8 of Article Fifth of the Charter and inserting in lieu thereof the following:

                 (e) At any time when the number of outstanding shares of Nontransferable Class B Stock as reflected on the stock transfer books of the Corporation falls below 5% of the aggregate number of the issued and outstanding shares of Common Stock and Nontransferable Class B Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares Nontransferable Class B Stock approve the conversion of all of the Nontransferable Class B Stock into Common Stock, then, immediately upon the occurrence of either such event, the outstanding shares of Nontransferable Class B Stock shall be converted into shares of Common Stock. In the event of such a conversion, certificates formerly representing outstanding shares of Nontransferable Class B Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

                 SECOND: The amendment does not increase the authorized stock of the Corporation.

                 THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

                 IN WITNESS WHEREOF, SunAmerica Inc. has caused these presents to be signed in its name and on its behalf by its Vice Chairman and witnessed by its Secretary on June 5, 1996.

WITNESS:                                           SunAmerica Inc.




/s/ SUSAN L. HARRIS                        By:  /s/ JAY S. WINTROB
-----------------------                        ---------------------------
Susan L. Harris,                                   Jay S. Wintrob
Secretary



THE UNDERSIGNED, Vice Chairman of SunAmerica Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                           /s/ JAY S. WINTROB
                                           -------------------------------
                                           Jay S. Wintrob